UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.500% Subordinated Notes due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-189150

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated October 29, 2014 (the “Prospectus Supplement”) to a base prospectus dated June 7, 2013 (the “Prospectus”) relating to the securities to be registered hereunder.  The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 16 of the Prospectus, “Description of the Subordinated Notes” on pages S-13 through S-20 and “Certain U.K. and U.S. Federal Tax Consequences” on page S-21 of the Prospectus Supplement.

Item 2.  Exhibits

4.1
Subordinated Debt Securities Indenture, between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of November 4, 2014 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on November 4, 2014).

4.2
First Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch, dated as of November 4, 2014 (incorporated herein by reference from Exhibit 4.2 to the Form 6-K filed with the Commission on November 4, 2014).

4.3	Form of Global Note.

99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) on June 7, 2013 and October 31, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lloyds Banking Group plc

/s/ Vishal Savadia
Name:	Vishal Savadia
Title:	Capital Issuance & Structuring

November 7, 2014